SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           January 5, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                           COSMOZ.COM, INC.
        (Exact Name of Registrant as Specified in its Charter)

                    55 Hawthorne Street, Suite 550
                   San Francisco, California 94105
               (Address of principal executive offices)

                             415/356-6800
                           415/356-6801(fax)
                    Registrant's telephone number

                   IVORY ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address

     Delaware                      0-28377              94-3319536
(State or other jurisdiction      (Commission File     (IRS Employer
of incorporation)                   Number)             Identification No.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

        (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") dated January 5, 2000, Cosmoz.com, Inc., ("Cosmoz.com" or the "Company"), a Delaware corporation, acquired all the outstanding shares of common stock of Ivory Acquisition Corporation ("Ivory"), a Delaware corporation, from shareholders thereof in an exchange for an aggregate of 250,000 shares of common stock of Cosmoz.com (the "Acquisition"). As a result, Ivory became a wholly owned subsidiary of Cosmoz.com.

        The Acquisition was adopted by the unanimous consent of the Board of Directors of Cosmoz.com on January 5, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        Prior to the Acquisition, Cosmoz.com had 59,809,545 shares of common stock issued and outstanding, and 60,059,545 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Cosmoz.com became the successor issuer to Ivory for reporting purposes under the Securities Exchange Act of 1934 (the "Act") and elects to report under the Act effective January 5, 2000.

        A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of Cosmoz.com's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                               Number of shares of      Percent of
                               Common Stock             Common Stock
Name                           Beneficially Owned       Beneficially Owned (1)

Wilfred Shaw                       4,526,798(2)                7.5%
Chairman and Chief
Executive Officer

Asia Pacific Ventures              6,000,000                   9.94%
Suite 1-3 16th Floor
Kinwick Centre,
32 Hollywood Road
Central Hong Kong, Hong Kong

Times Square International, Inc.   7,500,000(3)               12.43%
C/O MIS International, Inc.
145 Traders Blvd, E. #40
Mississauga, Ontario
Canada L4Z 3L3

Corworth Investment, Inc.          7,356,117(4)               12.19%
C/O MIS International, Inc.
145 Traders Blvd, E. #40
Mississauga, Ontario
Canada L4Z 3L3


(1) The following percentages are based upon 60,059,545 shares of the Company common stock outstanding.
(2) This figure includes Wilfred Shaw's stock options of 2,500,000 shares of common stock at a strike price of $.15 per share. Mr. Shaw may exercise his stock option until June 30, 2001.
(3) Received in exchange for a $150,000 loan secured by a promissory note under which MIS International, Inc., the Company's predecessor, was obligated to repay the loan amount to Times Square International, Inc. with MIS International, Inc.'s shares of common stock at $.02 per share.
(4) Received in exchange for a $147,122.34 loan secured by a promissory note under which MIS International, Inc., the Company's predecessor, was obligated to repay the loan amount to Corworth Investment, Inc. with MIS International, Inc.'s shares of common stock at $.02 per share.

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Ivory and Cosmoz.com.

        In evaluating Cosmoz.com as a candidate for the proposed Acquisition, Ivory used criteria such as the value of the assets of Cosmoz.com, Cosmoz.com's ability to compete in the information technology market, the increased use of the Internet as a sales market, Cosmoz.com's current and anticipated business operations, and Cosmoz.com's business reputation in the Internet venture capital community. In evaluating Ivory, Cosmoz.com placed a primary emphasis on Ivory's status as a reporting company under the Section 12(g) of the Act and Ivory's facilitation of Cosmoz.com's becoming a reporting company under the Act.

        (b) The Company intends to strengthen its position in the Internet portal line of business by further developing its World Wide Web technologies and by placing the primary emphasis on Internet niche properties and companies that share the focus and quality specific to the Company's current portfolio of acquisitions. The Company intends to achieve this goal by enhancing growth at its existing facilities and selectively acquiring additional Internet properties and companies to take advantage of synergies available as a result of the Company's future acquisitions.

BUSINESS

COMPANY

        Cosmoz.com, Inc. ("Cosmoz.com" or the "Company"), was incorporated in the State of Delaware on October 15, 1996, as MIS International, Inc., which merged with MIS Multimedia Interactive Services, Inc., a Canadian corporation, as of July 1, 1997. MIS Multimedia Interactive Services, Inc. and its subsidiaries, Pretzel Franchising, Inc. and Wheel to Wheel Franchising, Inc., were engaged in the business of developing and selling franchises. Presently, Cosmoz.com is headquartered in San Francisco, California.

        The Company is an Internet portal and venture capital provider that focuses on the development, investment and acquisition of high traffic, niche and unique technology-based Web properties. Through the World Wide Web, the Company offers a network of branded, technology and community-driven Web sites focused on personal finance, investing, Internet search, business-to-business commerce and games. These acquisitions are undertaken for various reasons including customer base expansion, cash flows, exposure and uniqueness. To that end, Cosmoz.com targets companies that, in the Company's estimation, exhibit a potential for an exponential rate of growth and return on the Company's investment. Having identified such companies, the Company offers them both cash and non-cash resources including financial, management and marketing resources needed by those companies to become profitable. It also develops Web related software and technology to support its portal line of business.

        The Company owns and operates five wholly owned subsidiaries which are BuckInvestor.com, Inc., KingFine, Inc., MB Technologies, Inc., StreetIQ.com, Inc., and iTrack, Inc. Shares of the Company common stock were the sole consideration in the Company's acquisition of these wholly owned subsidiaries.

        BuckInvestor.com, Inc. ("BuckInvestor.com") provides a variety of investment information, financial advice and education in an easy-to-understand format to investors under age 35. BuckInvestor.com was acquired by Cosmoz.com, Inc. on April 27, 1999. Some of the services and benefits featured on the Web site include original articles on the basics of investing, personal finance advice, daily market news, advice from certified financial consultants, stock quotes, and message boards. BuckInvestor.com also contains a large online directory of investment clubs with over 700 clubs from around the world. BuckInvestor.com was formerly based in Raleigh, North Carolina, but has been moved to the Company headquarters in San Francisco.

        KingFine, Inc. ("KingFine") provides personal online investing and day trading advice. KingFine has created and maintained an online investment community setting where investor participation and discussion are achieved by the exchange of ideas through message boards and participation in "Pick of the Day" contests. KingFine members scoring the greatest cumulative gains each month win prizes provided by sponsors and advertisers. KingFine was formerly based in Auburn, Indiana, but has been moved to the Company headquarters in San Francisco.

        MB Technologies, Inc. ("MB Technologies") is a message board community solutions provider acquired by Cosmoz.com, Inc. on July 20, 1999. The technology available to the members of this Web community allows its users to customize the look of their message boards, to include additional HTML code to the message boards, to use cascading style sheets and to schedule advertising banners. Users can also restrict access to the board through a variety of controls. The message board is located at http://www.MBMagic.com. The MBMagic.com Web site also profiles and promotes affiliated Web sites. The Company's intention is to use its Web site's turnkey solution to pool the fragmented message board traffic from numerous other financial Web sites into the same forum. MB Technologies was formerly based in Arcadia, California, but has been moved to the Company headquarters in San Francisco.

        StreetIQ, Inc. ("StreetIQ.com") is a women's online community, acquired by Cosmoz.com on August 25, 1999. The Web site is located at http://www.StreetIQ.com and currently reaches approximately 250,000 online users in the United States. The StreetIQ.com community offers several online services including stock quotes, personal stock portfolios, stock research, broker ratings, initial public offering information, free electronic mail, and a variety of commentary and discussion forums targeting women.

        iTrack, Inc. ("iTrack") is an online auction monitoring service that lets auction shoppers stay on top of key product types or product categories and also lets them to monitor auctions for rare and unusual items. iTrack's Web site is located at http://www.itrack.com. This service enables Web users to track online auctions at no cost. iTrack also delivers search results via electronic mail on ten of the top Web auction sites. These Web sites include Amazon.com Auctions, Auction Universe, boxLot Online Auctions, Gold's Auctions, Haggle Online (part of the Go2Net Network), OnSale, UBid, Xoom Auctions, and Yahoo! Auctions. iTrack was formerly based in Los Gatos, California, but has been moved to the Company headquarters in San Francisco.

        The Company also wholly owns two inactive subsidiaries, Pretzel Franchising, Inc., and Wheel to Wheel Franchising, Inc., in Canada. The Company is in the process of winding down both of these subsidiaries.

        In March 1999, Cosmoz Online Ltd., a privately held company ("Cosmoz Online"), entered into an exclusive marketing arrangement with the Company for the purpose of developing and promoting Cosmoz Online's online casinos. Under the terms of this marketing arrangement, the Company agreed to promote Cosmoz Online's online casinos as stand alone businesses. In exchange for its services, the Company has received a one time fee of $20,000 and 5% commission based income on all deposits generated from the casinos' online activities. Cosmoz Online currently operates five online casinos:
DragonCasino.com, RealBet.com, Tikicasino.com, DesertCasino.com and KingsCourtCasino.com.

        The Company also maintains an ownership interest in iPing, Inc. ("iPing"), the first Web-based wake-up call, reminder, and notification company. MrWakeUp.com, located at http://www.MrWakeUp.com, is owned by iPing, Inc. which utilizes iPing's application for connecting the Internet with the telephone. Mr.WakeUp is a free service supported by advertisers such as Amazon.com and 1-800presents.com. Service users can go to MrWakeUp.com and schedule customized phone calls to wake them up and remind them about meetings and other important time sensitive events. Users can also set customized phone calls to send information such as headline news, horoscopes, weather and motivational tips from the Internet at their requested time. Currently, Mr.WakeUp.com's services are used by approximately 30,000 subscribers.

        The Company also has made an indirect investment through Ridgewood Capital, an Internet business-to-business investment fund, in several Internet based companies. The target companies include Medibuy.com., an electronic commerce business-to-business service matching online buyers and sellers of medical supplies, products and equipment where registered buyers can post a request for proposal on the site and registered vendors will respond with their bids, Metasound, an Internet telecommunications company, Quantum Conveyors, an automated package handling technology company, InViso, a maker of screens for portable Internet devices, Marketfusion.com., a business-to-business electronic commerce company, Sycon, a specialized computer chip design software maker, and Feedroom.com, a broadband Internet channel.

        As an Internet start-up company, Cosmoz.com has limited finances and requires additional funding in order to accomplish its growth objectives and marketing of its products and services. There is no assurance that the Company will be able to secure any or all funding necessary for its future growth and expansion. There is also no assurance that even if the Company manages to obtain adequate funding to complete any contemplated acquisition, such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

        The Company intends to continue future acquisitions of the Internet companies that fit the Company's general acquisition criteria. However, currently, the Company does not have a fixed source of capital to finance such future acquisitions. In this respect, the Company intends to accomplish its acquisition plans by exchange of the Company stock alone. There is no assurance given as to the trading price or liquidity of the Company's common stock. Low trading price or poor liquidity of the Company's common stock may adversely affect the Company's ability to engage in future acquisitions and to accomplish its growth objectives.

CURRENT OPERATIONS

        The Company's current operations primarily consist of identifying and making acquisitions of other small information technology and Internet based companies that share the focus and quality specific to the Company's current portfolio of acquisitions. During 1999, the Company completed, for common-stock only, acquisitions of BuckInvestor.com, Inc., and KingFine, Inc. In addition to this aspect of its business, the Company is in the process of developing and maintaining its technology infrastructure to maximize speed, reliability and security with a fully scalable foundation. The Company Web systems are maintained in secure, climate controlled locations with load balancing and fault tolerance.

MARKETING

        The Company intends to focus its promotional efforts on mass media and public relations to create product awareness in order to develop a broader user base. This advertising campaign is intended to raise general awareness of the Cosmoz.com branding through the placement of print advertisements in major metropolitan newspapers and nationally circulated print media. The Company intends to target Web users through placement of banner advertisements on all major portals and sites, e.g. Hotbot, Yahoo!, Lycos, Ask Jeeves, The Globe, Go.com, Alta Vista, etc., in the upcoming months to promote its portal. The Company also plans to have a contest with a possibility of giving away books and Apple iMac computers as prizes. As a part of its general advertising campaign, the Company also plans to secure advertising space in the trade magazines targeting specific market niches.

        The Company's current advertising and promotional efforts engage several forms of mass media. More specifically, the Company has placed advertisements in a major metropolitan newspaper, The New York Times, with 1999 advertising expenses of approximately $13,124, radio advertisements placed with Metro Networks Communications with $117,762 in expenses to date, and advertisements placed in a specialty publication, Investor's Business Daily with total of $22,790.88 in expenses to date. The Company intends to continue and expand its promotional efforts in order to reach wider user audience.

TRADEMARKS AND PATENTS

        The Company has no patents or trademarks. The Company has filed applications to secure Company's existing Internet domain names including Cosmoz.com, StreetIQ.com, MonsterQuote.com, iTrack.com and BuckInvestor.com. These applications are currently pending.

SUPPLIERS

        The Company employs services of a number of suppliers whose services range from providing high speed Internet access to financial and other news content providers. Among many service providers are the following companies:

        Comtex Scientific Corporation, an electronic news service provider since December 1999 for a monthly fee of $900 plus one time start up fee in the amount of $2,500.

        Go2Net, Inc., a Washington company that provides search engine technology, from April 1999 to October 1999. A total of $35,000 has been paid to date in costs.

        AboveNet Communications, a California company that provides domain hosting and server services and is located at 50 West San
Fernando Street, Suite 1010, San Jose, California, 95113. A total of $7,815 has been paid to date in costs.

        Hostway.com, Inc., an Internet company that provides domain hosting services and is located at 216 West Jackson Boulevard, Suite 325, Chicago, Illinois 60606. A total of $5,834 has been paid to date in costs.

        InfoSpace.com, Inc., a Washington company that provides content to major portals including news, shopping, horoscopes, lottery, and others and is located at 15375 NE 90th Street, Redmond, Washington 98052. The Company has an Internet content distribution agreement with InfoSpace for a monthly fee of $5,000. A total of $30,000 paid to date in costs.

        iSyndicate, a California company that provides syndicated content services including Associated Press news feed, general domestic, entertainment, sports, business and accurate weather news. A total of $11,350 has been paid to date in costs.

        Lyris, a California company that provides free electronic mail hosting and is located at 174 Santa Clara Avenue, Oakland, California 94610. A total of $1,150 has been paid to date in costs.

PROPERTY

        Since May 1, 1999 the Company's principal executive offices are located at 55 Hawthorne Street, Suite 550, San Francisco, California 94105, a 2,054 square foot facility. All operations including system development, control and maintenance are performed at this facility. This facility is leased for three years from G & I Howard, LLC, with no option to extend the lease, at an annual rate of $36 per square foot. Monthly lease payments in subsequent years are based on 1.53% of increases in operating expenses and property taxes paid or incurred by landlord in subsequent years over the first (base) year. The company intends to add another 3,000 square feet facility.

        The Company leases a living facility to accommodate out of town employees for business meetings.

LITIGATION

        There is no outstanding litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

EMPLOYEES

        The Company currently employs 12 full-time employees. If the Company is able to secure additional funding, of which there can be no assurance, it intends to hire an additional 10 to 15 full-time employees.

DESCRIPTION OF SECURITIES

        The Company has an authorized capitalization of 200,000,000 shares of common stock, $.001 par value per share, of which 60,059,545 shares have been issued and are outstanding, and 50,000,000 shares of preferred stock, $.001 par value per share, of which no shares are issued and outstanding.

MARKET FOR THE COMPANY'S SECURITIES

        The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The Company's common stock is traded on the NASD OTC Bulletin Board under the symbol CMOZ and formerly traded under the symbol MISN. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

        The Company was required to become a reporting company by the close of business on February 28, 1999. Cosmoz.com acquired all the outstanding shares of Ivory to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

        The following table represents the average prices for the Company's common stock:

                 Open        High       Low       Closing
                 Price       Bid        Bid       Bid         Volume

November 1999       1        1.53112    0.9062    1.375       322,100
October 1999        1.4688   1.5312     1         1           145,600
September 1999      1.9375   1.9375     1.4375    1.50        185,100
August 1999         2.1562   2.1562     1.7812    1.875       243,600
July 1999           2.3125   2.3125     2.0938    2.1562      218,800
June 1999           2.8438   2.875      2.1562    2.2812      262,400
May 1999            1.4688   2.875      1.375     2.75        631,000
April 1999          1.3125   1.5625     1.125     1.375       441,400
March 1999          1.875    2          1         1.2031      449,000
February 1999       2.875    3          1.75      1.875     1,513,800
January 1999        3.8125   4.1875     1.9375    2.75      5,361,000

MANAGEMENT

        The executive officers of the Company are as follows:

Name                               Age              Title

Wilfred Shaw                    29            Chairman and Chief Executive
                                              Officer, Director
Justin Keener                   25            Chief Executive Officer and VP
                                              Business Development
Dave Taylor                     37            Chief Technology Officer
Susan Cooney                    35            Vice President of Marketing
Wing Yu                         30            Vice President
                                              of Web Development

        WILFRED SHAW has been Chairman and Chief Executive Officer of the Company since it was formed. Mr. Shaw has spent the last eight years in the venture capital and investment industries, serving as Vice President for Business Development for Intertech Group, a conglomerate of small companies. From 1994 to 1996, Mr. Shaw worked as Vice President for Business Development for IG International, Inc., a pharmaceutical company based in the San Francisco Bay area. Mr. Shaw earned his Bachelor of Arts in Economics degree at Saint Mary's College.

        JUSTIN KEENER, Chief Operating Officer and Vice President of Business Development of the Company, has co-founded a Web design firm, AdTech Promotions. Also, co-founder and CEO of BuckInvestor.com Inc., Mr. Keener joined the Cosmoz.com management team during the spring 1999 acquisition of BuckInvestor.com, Inc. by the Company. Mr. Keener previously served as an Executive Vice President at R&S Distributing Company, Inc., where he managed company assets for more than four years, and was vice president of marketing for PilloRest, Inc. Mr. Keener holds a finance degree with honors from North Carolina State University.

        DAVE TAYLOR, Chief Technology Officer of the Company, has been involved with the Internet since 1980. Mr. Taylor is an author of several best-selling books. Previous positions have included founding the leading Internet start-up, The Internet Mall, from initial idea through staffing, funding, growth and acquisition. Mr. Taylor has been a research scientist at Hewlett-Packard's Palo Alto Research & Development Laboratory, and Senior editor for IDG's Advanced Design magazine. Mr. Taylor has a Bachelor's degree in Computer Science and a Master's degree in Educational Computing and serves as an adjunct professor at San Jose State University.

        SUSAN COONEY has been Vice President of Marketing position with the Company since it was formed. Her most recent work involved a local site network leader, Cox Interactive Media, where she was involved in product direction and market development guidance. Prior to the position with Cox Interactive Media, Ms. Cooney has served as Director of Sales and Marketing for Internet advertising start-up company, LinkExchange, which was purchased in 1998 by Microsoft corporation. As a principal of her own marketing company for four years, Ms. Cooney has consulted for high-tech companies in the U.S. and abroad. Her clients included Pacific Bell Information Services, Pacific Bell Internet, Compaq, Acer, British Rail, Shell UK and SunDisk. Ms. Cooney holds a Bachelor's degree, with honors, in Computer Graphic Design from University of California, Santa Barbara and has completed graduate coursework in Organization and Management from the University of California, Berkeley.

        WING YU, Vice President of Web Development, was an educator and a freelance Apple Macintosh developer for 6 years. While coordinating online advertising at Ticketmaster.com-CitySearch.com Online, Mr. Yu developed various Web sites as a freelance Web developer. He holds a Bachelor Arts in History from Occidental College, as well as an Masters in Arts degree in Instructional Technology.

EXECUTIVE COMPENSATION

        Wilfred Shaw, Chairman and Chief Executive Officer, receives $120,000 per annum. This compensation is currently deferred. He has no other form of compensation.

        Justin Keener, Chief Executive Officer and Vice President of Business Development, receives $60,000 per annum. He has no other form of compensation.

        Dave Taylor, Chief Technology Officer, receives $60,000 per annum. He has no other form of compensation.

        Susan Cooney, Vice President of Marketing, receives $72,000 per annum. She has no other form of compensation.

        Wing Yu, Vice President of Web Development, receives $55,000 per annum. He has no other form of compensation.

        The Company provides basic health and dental insurance.
There is no life insurance provided.

RISK FACTORS

        LIMITED HISTORY OF OPERATIONS; HISTORY OF LOSSES. The Company and its subsidiaries have only a limited history of operations with periods of net operating losses. During the period from June 30, 1999 to September 30, 1999, the Company experienced a loss from its operations in the amount of $563,937 and a loss from its investments in the amount of $16,197. The Company's operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a competitive field of Internet start-up companies. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, its ability to expand its network of participating Internet companies, reliability and acceptance of the Internet commerce, dependability of its advertising and recruiting network, and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

        ADVERSE ECONOMIC CONDITIONS OR A CHANGE IN GENERAL MARKET PATTERNS. A weak economic environment could adversely affect the Company sales and promotional efforts. General economic conditions impact Internet based and related commerce and demand and interest for the Company's Internet services may decline at any time, especially during recessionary periods. Many factors beyond the Company's control may decrease overall demand for Internet portal services including, among other things, decrease in the entry costs by other similarly situated companies, increase in the overall unemployment rate, additional government regulation. There can be no assurance that the general market demand for Internet portal services and related fields will remain the same or will not decrease in the future.

        RELIANCE ON FUTURE ACQUISITIONS STRATEGY. The Company expects to continue to rely on acquisitions as a primary component of its growth strategy. The Company regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that the Company will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that the Company will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into the Company's existing infrastructure or to operate profitably. There is also no assurance given as to the Company's ability to obtain adequate funding to complete any contemplated acquisition or that such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

        LACK OF CONTINUED DEVELOPMENT OF E-COMMERCE MARKET. The use of the Internet and the World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access. These difficulties may undermine Company's expansion and promotional efforts. There is no assurance that the Company will be able to successfully overcome these difficulties and maintain its competitive pricing and services.

        LOSS OF THE COMPANY KEY EMPLOYEES MAY ADVERSELY AFFECT GROWTH OBJECTIVES. The Company success in achieving its growth objectives depends upon the efforts of Wilfred Shaw, Chairman and Chief Executive Officer of the Company since its inception as well as other key management personnel. Their experience and industry-wide contacts significantly benefit the Company. The loss of the services of these individuals could have a material adverse effect on the Company business, financial condition and results of operations. There is no assurance that the Company will be able to maintain and achieve its growth objectives should it lose any of its key management members' services.

        THE COMPANY HAS NOT BEEN AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. Although the Company is required to file audited financial statements no later than 60 days from the date that this report is required to be filed, no such audited financial statements have been prepared or are available for inspection as of the date hereof. Consequently, there can be no assurance that any representations as to the financial condition or assets of the Company are as stated herein.

        THE COMPANY'S INVOLVEMENT IN THE MARKETING OF ONLINE CASINOS. The Company is involved in the marketing of online casinos. Future legislative efforts to regulate online gaming acts may adversely affect the Company's exclusive marketing arrangement with its online gaming partner. There is no assurance that the Company will be successful in maintaining and expanding its online gaming marketing efforts. There is also no assurance that the Company's online gaming marketing efforts will not tarnish the general public's perception of the Company's public image and good will.

        COMPETITION FROM LARGER AND MORE ESTABLISHED COMPANIES MAY HAMPER MARKETABILITY. The competition in the Internet and electronic commerce industry is intense. Large and highly fragmented, this industry hosts a number of well-established competitors, including national, regional and local companies possessing greater financial, marketing, personnel and other resources than the Company. There is no assurance that the Company will be able to market or sell its products if faced with direct product and services competition from these larger and more established Internet portal services providers.

        FAILURE TO ATTRACT QUALIFIED PERSONNEL. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business is dependent upon its ability to attract and retain highly trained and qualified technical personnel and corporate management. There is no assurance that the Company will be able to employ a sufficient number of qualified training personnel in order to achieve its growth objectives.

        ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTOR SHARE VALUE. The Certificate of Incorporation, as amended, of the Company authorizes the issuance of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock and/or all or part of the preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

        PENNY STOCK REGULATION. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

        COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date.
If not corrected, many computer applications could fail or create erroneous results during the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are substantially dependent upon properly functioning computer equipment which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 Not applicable.

ITEM 5.     OTHER EVENTS

        Successor Issuer Election.

        Pursuant to Rule 12g-3(a) of the General Rules and
Regulations of the Securities and Exchange Commission, upon effectiveness of the Acquisition, the Company became the successor issuer to Ivory for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective January 5, 2000.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        The sole officer and director of Ivory has resigned upon closing of the Acquisition.

ITEM 7.     FINANCIAL STATEMENTS

        Unaudited financial statements are filed herewith. The
Registrant is required to file audited financial statements by amendment hereto no later than 60 days after the date that this Current Report on Form 8-K must be filed.


                           COSMOZ.COM, INC.
                      CONSOLIDATED BALANCE SHEET
                       AS OF SEPTEMBER 30, 1999
                           (IN US DOLLARS)
                             (UNAUDITED)

                                ASSETS

CURRENT ASSETS
        Cash                                     $               7,177
        Accounts receivable                                     64,353
        Marketable securities                                  991,672
        Prepaid expenses                                       270,000
        Other receivable
                   44,43                                             9
                 Total current assets                        1,377,641

PROPERTY AND EQUIPMENT:
        Office furniture and equipments                        128,519
              Less Accumulated depreciation                    (3,761)
                 Net Property and equipment                    124,758

OTHER ASSETS:
        Goodwill (net of amortization)                       1,590,237
        Investment in Ridgewood                                250,000
        Investment in iPing, Inc.                              375,000
                 Total in other assets                       2,215,237

TOTAL ASSETS                                  $              3,717,636


                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable and accrued liabilities    $          377,145
                 Total current liabilities                     377,145

STOCKHOLDERS' EQUITY
        Preferred stock, $0.001 par value
          50,000,000 shares authorized
          no shares issued and outstanding
        Common stock, $0.001 par value
          200,000,000 shares authorized
          58,049,545 shares issued and outstanding              58,049
        Additional paid-in capital                           9,532,785
        Retained earnings                                  (5,673,414)
        Retained earnings - current period                   (576,929)
                 Total stockholders' equity                  3,340,491

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $   3,717,636


                           COSMOZ.COM, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999
                             (UNAUDITED)

SALES:

Gross sales:
        Royalty income                               $          47,959
        Subscriber Ad Revenue                                   22,905
        Non-Subscriber Ad Revenue                                  881
                 Total Gross Sales                              71,745
        Net Sales                                               71,745

OPERATING EXPENSES
Sales and Marketing:
        Total Sales & Marketing                                259,645
Operations, support, development:
        Total Operations, support, development                  76,464
General & Administrative
        Total General & Administrative                         299,573
Total Operating expenses                                       635,682

Income from operations                                       (563,937)

Income or (Loss) from investments                             (16,197)

Earnings before interest and taxes                           (580,134)

INTEREST EXPENSES (INCOME):

        Net Interest expense (income)                            3,205

        Net income before taxes                              (576,929)

TAXES:

        Federal taxes                                              -0-
        State taxes                                                -0-
        Total taxes                                                -0-

NET INCOME                                                 $ (576,929)


                            COSMOZ.COM, INC.
       CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999
                             (UNAUDITED)

CASH PROVIDED BY (USED FOR):

OPERATIONS
Net loss for the period                           $          (576,929)
Items not involving cash:
        Depreciation                                             3,761
        Amortization                                            13,362
                                                             (559,806)

Adjustments to reconcile net loss
to net cash provided by operations:
        Accounts receivable                                   (47,959)
        Loan receivable                                        303,125
        Prepaid expenses and other assets                     (43,839)
        Accounts payable and accrued liabilities               121,987
        Deposits                                             (270,600)

Net cash provided by Operating Activities                    (497,092)

INVESTING ACTIVITIES

        Additions to capital assets                           (61,443)
        Investments                                          (480,000)
Net cash provided by Investing Activities                    (541,443)

Net cash decreased for period                              (1,038,535)

Cash at beginning of period                                  2,037,384

CASH AT END OF PERIOD                                $         998,849



ITEM 8.     CHANGE IN FISCAL YEAR

        Not applicable. The Company has a fiscal year ending on June 30.

EXHIBITS

2.1.    Agreement and Plan of Reorganization between Cosmoz.com,
        Inc. and Ivory Acquisition Corporation, dated January 5, 2000.

*3.1.   Articles of Incorporation of Cosmoz.com, Inc.

*3.2.   By-Laws of Cosmoz.com, Inc.

*27.1.  Financial Data schedule.
_____
*To be filed by amendment

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                 COSMOZ.COM,INC.

                                 By /s/ Wilfred Shaw
                                    Chairman and Chief
                                    Operating Officer
        Date: January 6, 2000



       AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") among IVORY ACQUISITION CORPORATION, a Delaware corporation ("Ivory"), COSMOZ.COM, INC., a Delaware corporation ("Cosmoz.com") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Ivory.

       Whereas, Cosmoz.com wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Ivory in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

       Now, therefore, Ivory, Cosmoz.com and the Shareholders adopt this plan of reorganization and agree as follows:

       2.      EXCHANGE OF STOCK

       2.1. NUMBER OF SHARES. The Shareholders agree to transfer to Cosmoz.com at the Closing (defined below) the number of shares of common stock of Ivory, $.001 par value per share, shown opposite their names in Exhibit A, in an exchange for an aggregate of 250,000 shares of voting common stock of Cosmoz.com, $.001 par value per share.

       2.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Ivory common stock shall surrender such certificate(s) for cancellation to Cosmoz.com, and shall receive in exchange a certificate or certificates representing the number of full shares of Cosmoz.com common stock into which the shares of Ivory common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Ivory shares by the Shareholders shall be effected by the delivery to Cosmoz.com at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

       2.3. FRACTIONAL SHARES. Fractional shares of Cosmoz.com common stock shall not be issued, but in lieu thereof Cosmoz.com shall round up fractional shares to the next highest whole number.

       2.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Cosmoz.com may request in order more effectively to sell, transfer, and assign the transferred stock to Cosmoz.com and to confirm Cosmoz.com's title thereto.

       3. RATIO OF EXCHANGE. The securities of Ivory owned by the Shareholders, and the relative securities of Cosmoz.com for which they will be exchanged, are set out opposite their names in Exhibit A.

       4.      CLOSING.

       4.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of Cassidy & Associates at 1504 R Street, NW, Washington, D.C. unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

       4.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

       5.      UNEXCHANGED CERTIFICATES.   Until surrendered, each
outstanding certificate that prior to the Closing represented Ivory common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Cosmoz.com common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Ivory common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

       6.      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

       The Shareholders, individually and separately, represent and warrant as follows:

       6.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Ivory shares which are listed in the attached schedule and which they have contracted to exchange.

       6.2. LITIGATION. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of Ivory held by the Shareholders.

       7. REPRESENTATIONS AND WARRANTIES OF IVORY. Ivory represents and warrants that:

       7.1. CORPORATE ORGANIZATION AND GOOD STANDING. Ivory is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       6.2.    REPORTING COMPANY STATUS.   Ivory has filed with the
Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section12(g) thereunder.

       6.3. REPORTING COMPANY FILINGS. Ivory has timely filed and is current on all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934.

       6.4. CAPITALIZATION. Ivory's authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value per share, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares are issued or outstanding.

       6.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       6.6. STOCK RIGHTS. Except as set out by schedule attached hereto, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Ivory Common or Preferred Stock issued or committed to be issued.

       6.7. CORPORATE AUTHORITY. Ivory has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

       6.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Ivory 's board of directors.

       6.9. SUBSIDIARIES. Except as set out by the schedule attached hereto, Ivory has no subsidiaries.

       6.10. FINANCIAL STATEMENTS. Ivory's financial statements dated as of October 31, 1999 copies of which will have been delivered by Ivory to Cosmoz.com prior to the Closing Date (the "Ivory Financial Statements"), fairly present the financial condition of Ivory as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       6.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Ivory Financial Statements, Ivory did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       6.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Ivory since the date of the Ivory Financial Statements.

       6.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Ivory , any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Ivory or against any of its officers.

       6.14. CONTRACTS. Except as set out by attached schedule, Ivory is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       6.15. TITLE. Except as set out by attached schedule, Ivory has good and marketable title to all the real property and good and valid title to all other property included in the Ivory Financial
Statements. Except as set out in the balance sheet thereof, the properties of Ivory are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Ivory .

       6.16. TAX RETURNS. Except as set out by attached schedule, all required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Ivory for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for.
 The provisions for federal and state taxes reflected in the Ivory
Financial Statements are adequate to cover any such taxes that may be assessed against Ivory in respect of its business and its operations during the periods covered by the Ivory Financial
Statements and all prior periods.

       6.17. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Ivory is subject or by which Ivory is bound.

       8.      REPRESENTATIONS AND WARRANTIES OF COSMOZ.COM.
Cosmoz.com represents and warrants that:

       8.1. CORPORATE ORGANIZATION AND GOOD STANDING. Cosmoz.com is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       8.2. CAPITALIZATION. Cosmoz.com's authorized capital stock consists of 200,000,000 shares of Common Stock, $.001 par value per share, of which 58,259,543 shares have been issued and are outstanding, and 50,000,000 shares of Preferred Stock, $.001 par value per share of which no shares have been issued and outstanding.

       8.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       8.4.    STOCK RIGHTS.    Except as set out by attached
schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Cosmoz.com Common or Preferred
Stock issued or committed to be issued.

       8.5. CORPORATE AUTHORITY. Cosmoz.com has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

       8.6. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Cosmoz.com's board of directors.

       8.7. SUBSIDIARIES. Cosmoz.com has five wholly owned active and two inactive subsidiaries.

       8.8. FINANCIAL STATEMENTS. Cosmoz.com's financial statements dated as of September 30, 1999, copies of which will have been delivered by Cosmoz.com to Ivory prior to the Closing Date (the "Cosmoz.com Financial Statements"), fairly present the financial condition of Cosmoz.com as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       8.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Cosmoz.com Financial Statements, Cosmoz.com did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       8.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Cosmoz.com since the date of the Cosmoz.com Financial Statements.

       8.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Cosmoz.com, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Cosmoz.com or against any of its officers.

       8.12. CONTRACTS. Except as set out by attached schedule, Cosmoz.com is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       8.13. TITLE. Except as set out by attached schedule, Cosmoz.com has good and marketable title to all the real property and good and valid title to all other property included in the Cosmoz.com Financial Statements. Except as set out in the balance sheet thereof, the properties of Cosmoz.com are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Cosmoz.com.

       8.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Cosmoz.com for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Cosmoz.com Financial Statements are adequate to cover any such taxes that may be assessed against Cosmoz.com in respect of its business and its operations during the periods covered by the Cosmoz.com Financial Statements and all prior periods.

       8.15. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Cosmoz.com is subject or by which Cosmoz.com is bound.

       9.      CONDUCT PENDING THE CLOSING

       Ivory, Cosmoz.com and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

       9.1. No change will be made in the charter documents, by-laws, or other corporate documents of Ivory .

       9.2. Ivory will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

       9.3. No change will be made in the charter documents, by-laws, or other corporate documents of Cosmoz.com.

       9.4. Cosmoz.com will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

       9.5. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Ivory shares of common stock owned by them.

       10.     CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS

       The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

       10.1. COSMOZ.COM'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Cosmoz.com set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       10.2. COSMOZ.COM'S COVENANTS. Cosmoz.com shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

       10.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Cosmoz.com.

       10.4. SUPPORTING DOCUMENTS OF COSMOZ.COM. Cosmoz.com shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

       (a) A good standing certificate from the jurisdiction of Cosmoz.com's organization stating that Cosmoz.com is a corporation duly organized, validly existing, and in good standing;

       (b) Secretary's certificate stating that Cosmoz.com's authorized capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Cosmoz.com authorizing the execution of this Agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Cosmoz.com;

       (e)     Cosmoz.com's Financial Statements; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

       11.     CONDITIONS PRECEDENT TO OBLIGATION OF COSMOZ.COM

       Cosmoz.com's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Cosmoz.com:

       11.1. SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       11.2. SHAREHOLDERS' COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

       11.3. IVORY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ivory set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

       11.4. IVORY'S COVENANTS. Ivory shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

       11.5. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Ivory .

       11.6. SUPPORTING DOCUMENTS OF IVORY. Ivory shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

       (a) A good standing certificate from the jurisdiction of Ivory's organization stating that Ivory is a corporation duly organized, validly existing, and in good standing;

       (b) Secretary's certificate stating that Ivory's authorized capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Ivory authorizing the execution of this Agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Ivory ;

       (e)     Ivory's Financial Statements; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

       12. SHAREHOLDER REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Cassidy & Associates, 1504 R
Street, N.W. Washington, District of Columbia 20009, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Reorganization hereunder.

       13. TERMINATION. This Agreement may be terminated (1) by mutual consent in writing; (2) by any of the Shareholders, Cosmoz.com or Ivory if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by any of the Shareholders, Cosmoz.com or Ivory if the Closing shall not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.

       14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders, Cosmoz.com and Ivory set out herein shall survive the Closing.

       15.     ARBITRATION

       15.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

       15.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

       15.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

       15.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

       15.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

       15.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

       15.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

       15.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

       15.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

       15.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

       16.     GENERAL PROVISIONS.

       16.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

       16.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

       16.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

       16.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

       If to Ivory, to:

       Ivory Acquisition Corporation
       1504 R Street, N.W.
       Washington, D.C. 20009

       If to Cosmoz.com, to:

       Cosmoz.com, Inc.
       55 Hawthorne Street, Suite 550
       San Francisco, California 94105

       If to the Shareholders, to:

       Cassidy & Associates
       1504 R Street, N.W.
       Washington, D.C. 20009

       16.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

       16.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

       16.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

       16.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be the law firm of Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

       16.9. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

       16.10. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

       16.11. EFFECTIVE DATE. This effective date of this agreement shall be January 5, 2000.

        SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION
        AMONG IVORY, COSMOZ.COM AND THE SHAREHOLDERS OF IVORY


        IN WITNESS WHEREOF, the parties have executed this agreement.


                              IVORY ACQUISITION CORPORATION


                              By /s/ James M. Cassidy

                              COSMOZ.COM, INC.


                              By /s/ Wilfred Shaw, Chairman and CEO

                              THE SHAREHOLDERS OF IVORY ACQUISITION
                              CORPORATION:

                              TPG CAPITAL CORPORATION:


                              By /s/James M. Cassidy, President



                                Exhibit A

Number of                Number of
Ivory Shares to          Cosmoz shares
be exchanged             to be exchanged      Shareholder       Address


5,000,000                 250,000           TPG Capital Corporation
                                            1504 R St. NW, Washington DC 20009